EXHIBIT 99.1

Superconductor Technologies Inc. Reports 2008 Fourth Quarter and Year-End Results

SANTA BARBARA, Calif., March 11, 2009 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a leading provider of advanced wireless solutions, innovative adaptive filtering, and world class cryogenic products for commercial and government applications, reports results for the quarter and year ended December 31, 2008.

Total net revenues for the fourth quarter were $1.3 million, compared to $3.6 million in the third quarter of 2008 and $4.9 million in fourth quarter of 2007. Net commercial product revenues for the fourth quarter of 2008 were $686,000, compared to $2.7 million in the third quarter of 2008 and $3.3 million in the fourth quarter of 2007. Government and other contract revenue totaled $592,000 in the 2008 fourth quarter, compared to $854,000 in third quarter of 2008 and $1.6 million in the year ago period.

"Although 2008 was challenging as operators reduced capital spending, we began pursuing additional applications of STI's world leading material science and radio frequency (RF) expertise to expand our total addressable market," said Jeff Quiram, STI's president and chief executive officer. "As a company with extensive intellectual property assets, we have been striving to utilize these capabilities to enter new markets. While we expect 2009 will be a difficult year due to the ongoing economic uncertainty, we believe these transformational initiatives are positioning us well for the future.

"As announced in December 2008, we entered a Cooperative Research and Development Agreement with the Department of Energy's (DOE) Los Alamos National Laboratory to jointly develop HTS products for next generation electricity distribution systems. We believe STI's proprietary deposition technique will enable the industry to attain the production cost levels necessary to enable meaningful deployment of HTS products for the energy grid. We are very pleased that upgrading the nation's electric grid is one of the provisions of the recently passed United States economic stimulus package, with the DOE receiving an estimated $4.3 billion for energy grid projects.

"Last week, STI met a key milestone in our re-configurable handset filter development activities by demonstrating the capabilities of our device, a critical initial requirement in our mission to enter a joint development agreement with an OEM partner. Increasing demand in the Smartphone handset segment for new applications, higher data rates and seamless worldwide access challenges handset OEMs to incorporate innovative handset technologies into the next generation products. STI's reconfigurable handset filters can enable these solutions, such as a true world phone that is readily adaptable to the various frequencies used around the globe.

"In the RF wireless arena, we continue to pursue opportunities for our interference elimination solution to solve the significant interference and filtering challenges for the new LTE networks planned for the recently auctioned 700 MHz spectrum. We are in discussions with multiple OEMs and remain engaged with our customers as they complete the network design and deployment plans for these new networks.

"As we announced yesterday, STI was awarded Phase II of the SURF contract by the United States Air Force. This $4.1 million contract extension calls for STI to build a product incorporating a re-configurable, ultra fast tuned filter.

"Finally, on the international front, we completed successful field trials for STI's TD-SCDMA solution for the new 3G network in China. The trial results validated that our solution improved network performance, and we are now working with our partners in China to determine the next steps in this initiative. In addition, our joint venture in China (BSTI) is currently conducting a CDMA field trial in an existing 2G network. We expect this trial to be completed by the end of March," Quiram concluded.

Net loss for the fourth quarter was $3.8 million, compared to a net loss of $3.2 million in the third quarter of 2008 and $2.2 million in the fourth quarter of 2007. Net loss per share was $0.21, compared to a net loss of $0.18 per share in the third quarter of 2008 and a net loss per share of $0.17 in the year ago period.

For the full year of 2008, total net revenues were $11.3 million, compared to $17.9 million for 2007. Net commercial product revenues for 2008 were $6.8 million, compared to $12.8 million for the prior year. STI recorded $4.5 million in government and other contract revenues for 2008, compared to $5.1 million for 2007. The net loss for 2008 was $12.7 million, as compared to a net loss of $9.1 million for 2007.

As of December 31, 2008, STI had $7.6 million in cash and cash equivalents. STI anticipates the auditor's opinion in its upcoming 10-K for 2008 will include an explanatory paragraph expressing concern about the company's ability to continue as a going concern due to past losses and negative cash flows. As of December 31, 2008, STI had commercial product backlog of $272,000, compared to $217,000 at the end of the third quarter of 2008 and $352,000 at the end of the year-ago fourth quarter.

Investor Conference Call

STI will host an investor conference call today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, March 11, 2009. The call will be accessible live by dialing 800-240-2430 at least 10 minutes before the start of the conference. International participants may dial 303-262-2140. No pass code is required. The call is also being webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on March 13 by dialing 800-405-2236 or 303-590-3000, and entering pass code 11126696#. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data application as well as advanced HTS thin film deposition techniques and cooling technologies. Commercially, STI's SuperLink(r) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(tm) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

For information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2007 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

                   SUPERCONDUCTOR TECHNOLOGIES INC.
                     CONSOLIDATED BALANCE SHEETS
                     ---------------------------

                  ASSETS                    December 31,  December 31,
                  ------                        2007          2008
                                            ------------  ------------
 Current Assets:
  Cash and cash equivalents                   $3,939,000    $7,569,000
  Accounts receivable, net                     2,413,000       355,000
  Inventory, net                               3,415,000     5,278,000
  Prepaid expenses and other current assets      442,000       416,000
                                            ------------  ------------
   Total Current Assets                       10,209,000    13,618,000

  Property and equipment, net of accumulated
   depreciation of $19,129,000 and
   $19,943,000, respectively                   3,961,000     2,739,000
  Patents, licenses and purchased
   technology, net of accumulated
   amortization of $1,722,000 and
   $2,055,000, respectively                    2,236,000     2,252,000
  Investment in joint venture                         --       521,000
  Other assets                                   219,000       228,000
                                            ------------  ------------
   Total Assets                              $16,625,000   $19,358,000
                                            ============  ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
 Current Liabilities:
  Accounts payable                            $1,467,000      $707,000
  Accrued expenses                             1,405,000       578,000
  Proceeds for shares to be issued             4,000,000            --
  Current portion of capitalized lease
   obligations and long term debt                 45,000        80,000
                                            ------------  ------------
   Total Current Liabilities                   6,917,000     1,365,000

  Other long term liabilities                    518,000       441,000
                                            ------------  ------------
   Total Liabilities                           7,435,000     1,806,000

 Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized, zero and
   611,523 issued and outstanding,
   respectively                                       --         1,000
  Common stock, $.001 par value, 250,000,000
   shares authorized, 12,511,414 and
   17,869,030 shares issued and outstanding,
   respectively                                   12,000        18,000
  Capital in excess of par value             209,163,000   230,219,000
  Accumulated deficit                       (199,985,000) (212,686,000)
                                            ------------  ------------
   Total Stockholders' Equity                  9,190,000    17,552,000
                                            ------------  ------------

   Total Liabilities and Stockholders'
    Equity                                   $16,625,000   $19,358,000
                                            ============  ============

                   SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                 ------------------------------------

                                      Years Ended December 31,
                                      ------------------------
                                  2006          2007          2008
                              ------------  ------------  ------------
 CASH FLOWS FROM OPERATING
  ACTIVITIES:

 Net loss                     $(29,624,000)  $(9,126,000) $(12,701,000)
 Adjustments to reconcile net
  loss to net cash used for
  operating activities:
  Depreciation and
   amortization                  2,600,000     2,333,000     1,735,000
  Warrants and options charges     280,000       339,000       587,000
  Provision for excess and
   obsolete inventories            360,000       160,000        17,000
  Reserve for impairment of
   note and interest
   receivable from stockholder      38,000      (583,000)           --
  Write off Goodwill            20,107,000            --            --
  Changes in assets and
   liabilities:
   Accounts receivable             631,000      (877,000)    2,057,000
   Inventory                      (974,000)    2,403,000    (1,880,000)
   Prepaid expenses and other
    current assets                 115,000       574,000       (26,000)
   Patents and licenses           (217,000)     (169,000)     (315,000)
   Other assets                    128,000        16,000         9,000
   Accounts payable and
    accrued expenses              (727,000)     (465,000)   (1,603,000)
                              ------------  ------------  ------------
  Net cash used in operating
   activities                   (7,283,000)   (5,395,000)  (12,120,000)

 CASH FLOWS FROM INVESTING
  ACTIVITIES:

 Proceeds from the sale of
  property and equipment                --        26,000            --
 Purchase of property and
  equipment                       (229,000)     (191,000)     (179,000)
 Investment in joint venture            --            --      (521,000)
                              ------------  ------------  ------------
  Net cash used in investing
   activities                     (229,000)     (165,000)     (700,000)

 CASH FLOWS FROM FINANCING
  ACTIVITIES:

 Proceeds from Shares to be
  issued                                --     4,000,000            --
 Payments on long-term
  obligations                      (19,000)      (14,000)           --
 Gross proceeds from sale of
  common stock and exercise of
  warrants and options                  --        26,000    16,450,000
                              ------------  ------------  ------------
  Net cash provided by (used
   in) financing activities        (19,000)    4,012,000    16,450,000
                              ------------  ------------  ------------
 Net increase (decrease) in
  cash and cash equivalents     (7,531,000)   (1,548,000)    3,630,000
 Cash and cash equivalents at
  beginning of year             13,018,000     5,487,000     3,939,000
                              ------------  ------------  ------------
 Cash and cash equivalents at
  end of year                   $5,487,000    $3,939,000    $7,569,000
                              ============  ============  ============

                   SUPERCONDUCTOR TECHNOLOGIES INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           -----------------------------------------------

                      Three Months Ended            Year Ended
                   ------------------------  -------------------------
                   December 31, December 31, December 31, December 31,
                       2007         2008         2007         2008
                   -----------  -----------  -----------  ------------
                           Unaudited           Audited     Unaudited

 Net revenues:
  Net commercial
   product
   revenues         $3,324,000     $686,000  $12,787,000    $6,768,000
  Government and
   other contract
   revenues          1,590,000      592,000    5,115,000     4,525,000
                   -----------  -----------  -----------  ------------

   Total net
    revenues         4,914,000    1,278,000   17,902,000    11,293,000

 Costs and
  expenses:
  Cost of
   commercial
   product revenues  3,117,000    1,659,000   12,944,000     8,911,000
  Contract research
   and development     887,000      452,000    2,906,000     3,649,000
  Other research
   and development     921,000    1,238,000    3,172,000     3,394,000
  Selling, general
   and
   administrative    2,207,000    1,638,000    8,123,000     8,151,000
  Restructuring
   expenses                 --      141,000           --       141,000
                   -----------  -----------  -----------  ------------

   Total costs and
    expenses         7,132,000    5,128,000   27,145,000    24,246,000
                   -----------  -----------  -----------  ------------

 Loss from
  operations        (2,218,000)  (3,850,000)   9,243,000)  (12,953,000)

  Interest income       41,000       50,000      156,000       284,000
  Interest expense      (9,000)      (9,000)     (39,000)      (32,000)
                   -----------  -----------  -----------  ------------

   Net loss        $(2,186,000) $(3,809,000) $(9,126,000) $(12,701,000)
                   ===========  ===========  ===========  ============

 Basic and diluted
  loss per common
  share                 $(0.17)      $(0.21)      $(0.73)       $(0.77)
                   ===========  ===========  ===========  ============

 Weighted average
  number of common
  shares
  outstanding       12,500,134   17,869,030   12,487,593    16,402,509
                   ===========  ===========  ===========  ============

CONTACT:  Lippert / Heilshorn & Associates
          For Superconductor Technologies Inc.
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com